Exhibit 99.1

Neustar Reports Results for Second Quarter 2012

Company Raises 2012 Guidance

STERLING, Va., July 26, 2012 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, entertainment and marketing industries, today announced results for the quarter ended June 30, 2012 and increased its guidance for full-year 2012.

GAAP Results for Second Quarter 2012 Compared to Second Quarter 2011

•	Revenue increased 40% to $206.5 million

•	Income from continuing operations increased 15% to $38.6 million

•	Income from continuing operations per diluted share increased 27% to $0.57

•	Cash, cash equivalents and investments totaled $235.0 million

•	Share repurchases totaled $25.0 million or 742,000 shares

Non-GAAP Results for Second Quarter 2012 Compared to Second Quarter 2011

•	Adjusted net income from continuing operations increased 33% to $51.2 million

•	Adjusted earnings per diluted share increased 47% to $0.75

“Our second quarter results exceeded our expectations, reinforcing our confidence in our ability to execute on our strategy,” said Lisa Hook, Neustar’s president and chief executive officer. “Neustar has long been a leader in addressing, routing, and policy management. We are now emerging as a leader in real-time information and analytics, and doing so while meeting our growth targets and other objectives.”

Paul Lalljie, Neustar’s chief financial officer, added, “Our results this quarter demonstrate strength across all of our businesses and our ability to execute on our plan. In particular, we experienced sequential top-line growth, strong profits, and robust cash generation. Given our performance to date and the key leading indicators of the business, we are confident in our ability to execute our operational plan and achieve the higher financial projections we are providing today.”

Discussion of Second Quarter Results

Consolidated revenue totaled $206.5 million, a 40% increase from $147.7 million in the second quarter of 2011. This increase included revenue of $38.0 million from our Information Services operating segment. In particular:

•

Carrier Services revenue totaled $126.3 million, a 14% increase from $110.8 million in 2011. This increase was primarily due to an $11.0 million increase in NPAC Services revenue and a $2.1 million increase in Order Management Services revenue.

•	Enterprise Services revenue totaled $42.1 million, a 14% increase from $36.8 million in 2011. This increase was due to higher revenue in Registry Services and Internet Infrastructure Services; and

•

Information Services revenue totaled $38.0 million comprised of $23.0 million in Identification Services, $9.8 million in Verification & Analytics Services, and $5.2 million in Local Search & Licensed Data Services.

Operating expense totaled $138.1 million, a 49% increase from $92.4 million in the second quarter of 2011. This increase was primarily driven by the addition of $37.1 million in operating expense from the Company’s recent acquisitions as it continues to diversify its portfolio of services. The remaining $8.6 million of the increase was primarily driven by the growth in the Company’s operations. In particular, personnel and personnel-related expense increased $3.4 million due to increased headcount in the areas of sales and marketing, technology and operations.

Cash, cash equivalents and investments totaled $235.0 million as of June 30, 2012, compared to $188.7 million as of March 31, 2012 and compared to $135.3 million as of December 31, 2011. During the second quarter, the Company repurchased approximately 742,000 shares of common stock at an average price of $33.67 per share, for a total purchase price of approximately $25.0 million.

Business Outlook for 2012

The Company increased the full-year guidance for revenue and adjusted net income from continuing operations that was provided on February 2, 2012 and affirmed on April 26, 2012:

•	Revenue to range from $825 to $835 million. Prior revenue guidance was between $810 and $830 million

•	Adjusted net income to range from $189 to $197 million. Prior adjusted net income guidance was $178 to $190 million

•	Adjusted earnings per diluted share to range from $2.78 to $2.90. Prior adjusted earnings per diluted share was $2.66 to $2.84

Conference Call

As announced on July 12, 2012, Neustar will conduct an investor conference call to discuss the Company’s results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the Company’s website (www.neustar.biz).

The conference call is also accessible via telephone by dialing 866-382-9489 (international callers dial 706-679-4287) and entering PIN 99777389. For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) Thursday, August 2, 2012 by dialing 855-859-2056 (international callers dial 404-537-3406) and entering replay PIN 99777389, or by going to the Investor Relations tab of the Company’s website (www.neustar.biz).

This press release, the financial tables and other supplemental information, including a reconciliation of segment contribution to the nearest comparable GAAP measure and reconciliations of certain other non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the Company’s financial results with investors and analysts, are available on the Company’s website under the Investor Relations tab.

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, entertainment and marketing industries throughout the world. Neustar applies its advanced, secure technologies in routing, addressing and authentication to its customers’ data to help them identify new revenue opportunities and network efficiencies, and institute cybersecurity and fraud protection measures. More information is available at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the Company’s expectations, beliefs and business results in the future, such as guidance regarding its 2012 results. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The Company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the risks and uncertainties arising from the difficulties with the integration process or the realization of the benefits of the TARGUSinfo acquisition; general economic conditions in the regions and industries in which the Company operates; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the Company’s operations, modifications to or terminations of its material contracts, its ability to successfully identify and complete acquisitions, integrate and support the operations of businesses the Company acquires, increasing competition, market acceptance of its existing services, its ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the Company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. All forward-looking statements are based on information available to the Company on the date of this press release, and the Company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
	(unaudited)
Revenue:
Carrier Services	$110,834	$126,347	$220,449	$250,720
Enterprise Services	36,849	42,089	73,329	81,574
Information Services	—	38,026	—	73,750

Total revenue	147,683	206,462	293,778	406,044
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	31,417	46,127	62,469	91,025
Sales and marketing	26,267	41,073	51,206	79,426
Research and development	3,441	8,096	7,437	15,820
General and administrative	21,949	20,091	42,164	41,084
Depreciation and amortization	9,386	22,713	18,532	45,419
Restructuring (recoveries) charges	(12)	2	420	524

	92,448	138,102	182,228	273,298

Income from operations	55,235	68,360	111,550	132,746
Other (expense) income:
Interest and other expense	(126)	(8,404)	(473)	(16,597)
Interest and other income	930	110	1,133	339

Income from continuing operations before income taxes	56,039	60,066	112,210	116,488
Provision for income taxes, continuing operations	22,423	21,474	45,129	43,934

Income from continuing operations	33,616	38,592	67,081	72,554
(Loss) income from discontinued operations, net of tax	(1,261)	—	37,249	—

Net income	$32,355	$38,592	$104,330	$72,554

Basic net income (loss) per common share:
Continuing operations	$0.46	$0.58	$0.91	$1.08
Discontinued operations	(0.02)	—	0.50	—

Basic net income per common share	$0.44	$0.58	$1.41	$1.08

Diluted net income (loss) per common share:
Continuing operations	$0.45	$0.57	$0.89	$1.06
Discontinued operations	(0.02)	—	0.50	—

Diluted net income per common share	$0.43	$0.57	$1.39	$1.06

Weighted average common shares outstanding:
Basic	73,807	66,917	73,872	67,060

Diluted	75,015	67,887	75,129	68,132

NEUSTAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	June 30, 2012

	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$122,237	$224,635
Restricted cash	10,251	10,247
Short-term investments	10,545	10,381
Accounts receivable, net	106,274	127,210
Unbilled receivables	5,551	8,439
Notes receivable	2,786	2,870
Prepaid expenses and other current assets	30,166	19,091
Deferred costs	8,174	7,764
Income taxes receivable	38,687	—
Deferred tax assets	6,264	7,738

Total current assets	340,935	418,375
Long-term investments	2,506	—
Property and equipment, net	100,102	108,651
Goodwill	573,307	573,307
Intangible assets, net	338,768	313,625
Notes receivable, long-term	3,748	2,291
Deferred costs, long-term	701	831
Other assets, long-term	22,767	20,942

Total assets	$1,382,834	$1,438,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,385	$3,569
Accrued expenses	79,334	61,156
Income taxes payable	—	6,126
Deferred revenue	41,080	47,597
Note payable	4,856	59,336
Capital lease obligations	3,065	3,094
Accrued restructuring reserve	4,361	1,287
Other liabilities	5,317	3,660

Total current liabilities	145,398	185,825

Deferred revenue, long-term	10,363	10,392
Note payable, long-term	584,809	527,892
Capital lease obligations, long-term	1,918	1,011
Deferred tax liability, long-term	121,237	120,222
Other liabilities, long-term	16,475	18,375

Total liabilities	880,200	863,717

Stockholders’ equity:
Common stock	83	85
Additional paid-in capital	436,598	493,790
Treasury stock	(495,790)	(553,909)
Accumulated other comprehensive loss	(758)	(716)
Retained earnings	562,501	635,055

Total stockholders’ equity	502,634	574,305

Total liabilities and stockholders’ equity	$1,382,834	$1,438,022

NEUSTAR, INC.

SEGMENT REVENUE AND CONTRIBUTION

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
	(unaudited)
Revenue: (1)
Carrier Services	$110,834	$126,347	$220,449	$250,720
Enterprise Services	36,849	42,089	73,329	81,574
Information Services	—	38,026	—	73,750

Total revenue	$147,683	$206,462	$293,778	$406,044

Segment contribution: (2)
Carrier Services	$97,570	$110,438	$194,149	$218,884
Enterprise Services	15,418	18,866	31,069	35,597
Information Services	—	16,991	—	35,005

Total segment contribution	$112,988	$146,295	$225,218	$289,486

(1)	Carrier Services:

•	Numbering Services

•	Order Management Services

•	IP Services

Enterprise Services:

•	Internet Infrastructure Services

•	Registry Services

Information Services:

•	Identification Services

•	Verification & Analytics Services

•	Local Search & Licensed Data Services

(2)	Segment contribution excludes certain unallocated costs within the following expense classifications: cost of revenue, sales and marketing, research and development, and general and administrative. In addition, depreciation and amortization and restructuring charges are excluded from segment contribution. Such unallocated costs totaled $57.8 million and $77.9 million for the three months ended June 30, 2011 and 2012, respectively, and totaled $113.7 million and $156.7 million for the six months ended June 30, 2011 and 2012, respectively.

Reconciliation of Non-GAAP Financial Measures

In this press release and in other public statements, Neustar presents certain non-GAAP financial data. To place these data in an appropriate context, the following is a reconciliation of income from continuing operations to adjusted net income from continuing operations for the three and six months ended June 30, 2011 and 2012 and the year ending December 31, 2012.

This reconciliation allows investors to appropriately consider each non-GAAP financial measure. These non-GAAP financial measures, however, should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes that these measures enhance investors’ understanding of the Company’s financial performance and the comparability of the Company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Reconciliation of Income from Continuing Operations to Adjusted Net Income from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ending December 31 2012 (1)
	2011	2012	2011	2012
	(in thousands, except per share data)
	(unaudited)
Revenue	$147,683	$206,462	$293,778	$406,044	$830,000

Income from continuing operations	$33,616	$38,592	$67,081	$72,554	$146,800
Add: Stock-based compensation	6,000	7,049	12,016	10,950	27,000
Add: Amortization of acquired intangible assets	1,110	12,571	2,239	25,143	50,000
Add: TARGUSinfo acquisition-related costs (2)	680	—	680	—	—
Add: Adjustment for provision for income taxes (3)	(2,845)	(7,014)	(5,733)	(13,613)	(30,800)

Adjusted net income from continuing operations	$38,561	$51,198	$76,283	$95,034	$193,000

Adjusted net income margin from continuing operations (4)	26%	25%	26%	23%	23%

Adjusted net income from continuing operations per diluted share	$0.51	$0.75	$1.02	$1.39	$2.84

Weighted average diluted common shares outstanding	75,015	67,887	75,129	68,132	68,000

(1)	The amounts expressed in this column are current estimates of the results for the full year as of the date of this press release. This reconciliation is based on the midpoint of the revenue guidance.
(2)	Amounts represent costs incurred by the Company in connection with its acquisition of Targus Information Corporation. These costs are not deductible for income tax purposes.
(3)	Adjustment reflects the estimated tax effect of adjustments for stock-based compensation expense and amortization of acquired intangible assets based on the effective tax rate for income from continuing operations for the applicable period.
(4)	Adjusted net income margin is a measure of adjusted net income from continuing operations as a percentage of revenue.

Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact Susan Wade (202) 368-5307 SusanWade@neustar.biz